                                                                     EXHIBIT 5.1


KPMG

          KPMG LLP                                      Telephone (604) 691-3000
          CHARTERED ACCOUNTANTS                         Telefax   (604) 691-3031
          Box 10426, 777 Dunsmuir Street                www.kpmg.ca
          Vancouver BC V7Y 1K3
          Canada




                              ACCOUNTANTS' CONSENT

The Board of Directors
ID Biomedical Corporation

We consent to the use of our report dated January 31, 2003, on the consolidated balance sheets of ID Biomedical Corporation as at December 31, 2002 and 2001, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000 incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Chartered Accountants

Vancouver, Canada
September 23, 2003






[[[[ KPMG LLP, a Canadian owned limited liability partnership established under the laws of Ontario, is the Canadian member firm of KPMG International, a Swiss nonoperating association.